UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure

Southern Union Company (the “Company”) issued a press release on May 11, 2009, reporting its 2009 first quarter results and confirming an investor call scheduled for 9 a.m. (ET) today to discuss those results.  The Company is furnishing the press release, attached as Exhibit 99.1, pursuant to Item 2.02 and Item 7.01.

The press release contains earnings guidance affirming expected financial performance for the year ending December 31, 2009. The earnings guidance presented in the press release under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

In the earnings release, the Company uses earnings before interest and taxes (EBIT) and adjusted EBIT, non-GAAP financial measures, as performance measures to evaluate Company and segment performance. As defined in Regulation G, "Conditions for Use of Non-GAAP Financial Measures," a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position or cash flow that excludes (includes) amounts, or is subject to adjustments that have the effect of excluding (including) amounts, that are included (excluded) in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

The Company defines EBIT as net earnings (loss) available for common shareholders, adjusted for: (i) items that do not impact earnings (loss) from continuing operations, such as extraordinary items, discontinued operations and the impact of accounting changes; (ii) income taxes; (iii) interest; (iv) dividends on preferred stock; and (v) loss on extinguishment of preferred stock. EBIT may not be comparable to measures used by other companies. Additionally, EBIT should be considered in conjunction with net earnings and other performance measures such as operating income or operating cash flow.  In the earnings release, the Company reported adjusted EBIT for its 2009 first quarter results by (i) excluding mark-to-market unrealized losses on open economic hedges of 2009 processing spreads; (ii) including mark-to-market gains recognized in a prior accounting period, but excluded from the prior period's adjusted earnings; and (iii) excluding a charge to increase repair and abandonment costs related to certain of the Company's offshore facilities resulting from Hurrican Ike damage.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

            Exhibit No.                             Exhibit

99.1	Press Release issued by Southern Union Company dated May 11, 2009.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: May 11, 2009	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.                      Description

99.1	Press Release issued by Southern Union Company dated May 11, 2009.